Exhibit 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-55420.

/s/ Arthur Andersen LLP

Atlanta, Georgia

March 29, 2002